LOAN AGREEMENT
                            Revolving Credit Loan

This is a Loan Agreement (the "Agreement") as of October 29, 1996 among:

GREAT FINANCIAL BANK, FSB
One Financial Square
Louisville, KY 40202 (the "Lender")

and

IN-HOUSE REHAB, INC.
9505 Williamsburg Plaza
Louisville, KY 40222 (individually or collectively the "Borrower")

and

PERENNIAL DEVELOPMENT CORPORATION
9505 Williamsburg Plaza (individually or collectively, the Guarantor") Louisville, KY 40222

Recitals:

     A. This Agreement provides for a revolving credit loan in the principal amount up to $2.500.000.00 (the "Loan") pursuant to which the Borrower may obtain disbursements of the Loan from the Lender upon the terms and conditions contained herein, which Loan shall be evidenced by a promissory note of like amount and of even date herewith, made by the Borrower and payable to the order of the Lender
(including any extension, renewal, modification or novation thereof, the "Note").

     B. The Borrower and the Guarantor, if any, desire to enter into this Agreement in order to induce the Lender to extend e Loan as more fully set form in this Agreement, and on the terms and conditions set forth in this Agreement.

SECTION 1 DEFINITIONS

     As used in this Agreement,

     "Affiliate" of the Borrower means: (a) any legal entity which, directly or indirectly, is in control of, is controlled by or is under common control with, the Borrower, or (b) any director or officer of the Borrower or of any legal entity described in clause (a) above. For purposes of this definition, control of a legal entity shall mean the power, direct or indirect, to vote 10% or more of the securities having ordinary voting power for the election of directors of such legal entity or to direct the management or policies of such legal entity, whether through the ownership of voting securities, by contract or otherwise.

     "Borrower" shall have the meaning set form in the preamble to this Agreement.

     "Borrowing Base Agreement" shall mean that certain Borrowing Base Agreement of even date herewith executed by the Borrower and identified as a "Borrowing Base Agreement," which Borrowing Base Agreement restricts the aggregate amount of any advances made under the Note.

     "Borrowing Base Certificate" shall mean the certificate(s) submitted by the
Borrower from time to time which are used to calculate the amount available for advances under the Note as determined by the Borrowing Base Agreement, and which shall be certified as true and correct by a duly authorized officer of the Borrower.

     "Closing Date" means, the effective date of execution and delivery of this
Agreement and the other Loan Documents.

     "Compliance Certificate" shall have the meaning set forth in Section 6.04 of this Agreement.

     "CPA Firm" shall mean such firm of certified public accountants which regularly performs accounting services for Borrower, provided that such firm is satisfactory to the Lender in its sole discretion.

     "Direct Financial Statement" shall mean a financial statement, balance sheet and income statement, which is prepared internally by the Borrower or the
Guarantor, and which is signed and certified as true and correct by (i) if the Borrower or Guarantor is an individual, by the Borrower or the Guarantor; (ii) if the Borrower or Guarantor is a partnership, by a general partner of the partnership; or (iii) if the Borrower or Guarantor is a corporation, by the President or the President's designee.

     "Event of Default" shall mean any one of the occurrences which are Events of Default under Section 8 of this Agreement.

     "GAAP" shall mean '"generally accepted accounting principles," consistently applied.

     "Guarantor" shall have the meaning set forth in the preamble to this Agreement.

     "Guaranty" shall mean the Guaranty of even date executed and delivered by the Guarantor in favor of the Lender, whereby e Guarantor guarantees the Loan.

     "Indebtedness" shall mean all obligations, contingent or otherwise, which, in accordance with generally accepted accounting principles, should be classified on the obligor's balance sheet as liabilities, and includes (a) liabilities (whether or not they should be so classified upon such balance sheet) secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured shall have been assumed or the owner or acquirer of the property otherwise has corporate liability therefor, (b) all obligations with respect to any undertaking to pay or be responsible for the obligations of any other party, or to purchase an obligation owned by any other party, or to purchase assets to enable any other party to discharge one or more of its obligations, whether or not reflected on the balance sheet or in a footnote, and
(c) obligations with respect to leases which, m accordance with generally accepted accounting principles, should be capitalized on the balance sheet; provided, however, Hat Indebtedness shall not include trade obligations incurred in the ordinary course of business.

     "Lender" shall have the meaning set forth in the preamble to this Agreement.

     "Loan Documents" shall mean, collectively, this Agreement and all agreements, documents or instruments which are either (i) referred to in this Agreement, or (ii) executed by Borrower and/or the Guarantor in connection with the Loan or which relate to this Agreement or the Loan, including, without limitation, the Note, the Security Instruments, and any other document to be executed by the Borrower and/or the Guarantor which relates to this Agreement.

     "Loan" shall have He meaning given in the Recitals to this Agreement.

     "Note" shall have the meaning given in the Recitals to this Agreement.

     "Person" shall mean any person, firm, trust, corporation or business organization.

     "Security Instruments" shall mean any and all documents, agreements and instruments executed in connection with this Agreement which in any way relate to any collateral security for the indebtedness evidenced by the Note, or any other indebtedness or obligation of the Borrower to the Lender whether or not arising out of or in connection with this Agreement or any of the other Loan Documents.

     "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in the state of Kentucky.

     "Unmatured Default" shall mean the happening of any occurrence which would, together with the giving of any required notices or the passage of any required period of time, constitute an Event of Default.

SECTION 2   THE LOAN

     The Lender hereby establishes the Loan in favor of the Borrower as follows:

     2.01 Amount. The Loan shall be in the principal amount of up to TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000.00). The Loan shall be repaid as provided in Section 3 of this Agreement.

     2.02 Term of the Loan. The Loan shall become effective as of the date hereof and shall continue until terminated in accordance with the terms of this
Agreement. The Note shall mature and be due and payable in full on October 2, 1997.

     2.03 Termination of Loan Other Than by Maturity. The Lender shall have the right, at its sole option and discretion, to terminate the Loan upon the occurrence of (i) any Event of Default, or (ii) any Unmatured Default. The termination of the Loan shall not in any way release Borrower from its obligations incurred under this Agreement prior to termination, nor shall it terminate this Agreement. The provisions of this Agreement and the security interest created to secure the Loan shall continue in full force and effect until all amounts, including interest, penalties and other charges owed by Borrower to
Lender have been paid in full.

     2.04 Disbursement of Loan. Subject to the terms and conditions of this Agreement, so long as the Loan remains in effect and is not terminated, the Lender may grant Borrower such disbursements under the Loan as Borrower may request from time to time in accordance with the provisions of this Agreement. At no time shall the aggregate unpaid principal balance of the Loan which is outstanding at any one time exceed the lesser of (i) $2.500.000.00; or (ii) the amount permitted by the terms of the Borrowing Base Agreement.

          The Borrower shall submit to the Lender at least monthly, by the
(20th) of each month, a Borrowing Base Certificate, prepared as of the last business day of the immediately preceding month. In addition, the Borrower shall submit an updated Borrowing Base Certificate with each request for an advance under the Loan.

     2.05 Interest. The Loan shall bear interest at an annual rate as set forth in the Note, from the date of the Note until the entire principal balance of the
Loan has been paid.

     2.06 Purpose of the Loan. Borrower shall use the proceeds of the Loan for the following purpose or purposes: working capital requirements of the Borrower.

     2.07 Procedures and Conditions. Each disbursement under the Loan obtained by the Borrower shall be subject to the following teens and conditions:

          (a) Whenever Borrower desires to obtain a disbursement (a "Disbursement"), it shall deliver to the Lender either a written or telephonic request for
Disbursement prior to the date on which it wishes to have the funds made available, specifying the amount of the Disbursement requested, the date on which the Borrower desires the funds to be made available, and the purpose for which the Disbursement is requested.

          (b) Borrower shall not be entitled to obtain any Disbursement if any Event of Default or Unmatured Default exists at the time of the making of the request for Disbursement, or would exist upon the making of the Disbursement requested, even if the Lender does not elect to terminate the Loan as a result of such event of Default or Unmatured Default.

          (c) If Borrower requests any Disbursement which, if made, would cause the aggregate principal amount of all Disbursements then outstanding to exceed the maximum amount permitted under Section 2.04 of this Agreement, then the Lender may disburse only that part of the requested Disbursement which would cause the aggregate principal amount of the Loan then outstanding to equal the maximum amount permitted under Section 2.04 of this Agreement.

          (d) All Disbursements shall be made in strict compliance with the terms and provisions of this Agreement, unless the Lender elects in its sole discretion to waive any of those terms and conditions. The waiver of any terms and conditions with respect to any one Disbursement shall not constitute a waiver of the same or any other terms or conditions with respect to any other Disbursement.

          (e) Each request by Borrower for a Disbursement hereunder shall constitute the remaking of the representations and warranties by Borrower contained in Section 7 of this Agreement.

          (f) Subject to the terms and conditions of As Agreement and the Note, amounts borrowed and repaid may be repaid and reborrowed from time to time.

     2.08 Notation of Disbursements and Payments. Disbursements of, and payments of principal with respect to, the Loan shall be evidenced by the Lender's notations made in the Lender's electronic data processing equipment, showing the date and amount of each Disbursement or each payment of principal. The principal amount outstanding under the Note from time to time shall also be recorded by the Lender on that electronic data processing equipment. The aggregate amount of any Disbursements of the Loan made and recorded in the Lender's electronic data processing equipment, less all of the payments of principal made by the Borrower on the Loan and recorded in the Lender's electronic data processing equipment, shall be prima facie evidence of the outstanding principal balance due under the Note.

SECTION 3 PAYMENT OF THE LOAN

     3.01 Note Interest Payments. Commencing December 2, 1996, and continuing on the same day of each calendar month occurring thereafter until the Note matures, Borrower shall pay to the Lender installments of all accrued but unpaid interest on the principal amount of the Loan.

     3.02 Availability Fee. If checked here [], the Borrower shall pay to the Lender an availability fee (the "Availability Fee") in respect of each calendar quarter during the term of the Loan in an amount equal to (i) the product of
(A)
__%, and (B) the positive difference, if any, between (1) $____, and (2) the average daily unpaid principal balance of the Loan during such calendar quarter, multiplied by (ii) a fraction, the numerator of which is the actual number of days elapsed in such calendar quarter, and the denominator of which is
________.
Each Availability Fee shall be due and payable to the Lender quarterly in arrears within fifteen (15) days after the Borrower has received an invoice for the Availability Fee from the Lender.

     3.03 Maturity Date of Note. The Note shall mature on October 2, 1997, at which time the entire outstanding principal balance of, and all accrued but unpaid interest on, the Note shall be due and payable in full.

SECTION 4   SECURITY FOR THE LOAN

     4.01 Secure Interest Pursuant to Security Instruments. The Loan shall be secured by the security interest(s) created pursuant to the Security Instruments.

     4.02 Right of Offset. The Loan shall be secured by the right of offset provided in Section 9.01 of this Agreement.

     4.03 Exercise of Rights. The failure or delay of the Lender to exercise any rights or enforce any security interest shall not release any Person or property win respect to which the Lender has any rights or any security interests, or in any way limit or diminish the Lenders rights with respect to any such property or Person.

SECTION 5   CONDITIONS PRECEDENT

     5.01 Conditions Precedent to the First Disbursement Under the Loan. The Lender's obligation to make the first Disbursement under the Loan shall be conditioned upon the fulfillment of all the following conditions prior to the making of the first Disbursement:

          (a) Resolutions. Borrower shall have furnished the Lender with a certified copy of the resolution of its board of directors or its partners, as appropriate, (1) authorizing the execution of this Agreement, the Note, the Security Instruments and any other documents, instruments and agreements referred to herein which are required to be executed and delivered by Borrower, and (2) authorizing consummation of the transactions contemplated by this Agreement

          (b) Executed Agreements. Borrower shall have duly executed or caused to have been duly executed each of the following documents, and shall have delivered to the Lender the following: (1) this Agreement; (2) the Note; (3) the
Security Instruments; (4) the Guaranty (if applicable); and (5) such financing statements or other documents for filing with public officials with respect to any of e Security Instruments as the Lender may reasonably request.

          (c) Representation and Warranties. Each and every representation and warranty made by or on behalf of Borrower relating to the Loan Documents or the transactions contemplated thereby shall be true, complete and correct.

          (d) No Defaults. There shall exist no Event of Default or Unmatured Default which has not been cured to the Lender's satisfaction.

          (e) Recordings and Filing. All financing statements or other instruments as the Lender may request have been executed and delivered by Borrower and filed or recorded in such public offices as the Lender may request to perfect the security interests which secure the Loan.

          (f) Proof of Insurance. The Borrower shall have furnished the Lender with evidence of insurance demonstrating the Borrower's compliance with the requirements of Section 6.01 of this Agreement.

     5.02 Conditions Precedent to Subsequent Disbursements Under the Loan. The Lender's obligation to make Disbursements after the initial Disbursement shall be conditioned upon the fulfillment of the conditions set out ire paragraphs
(c)
and (d) of Section 5.01 of this Agreement.

SECTION 6   GENERAL COVENANTS OF BORROWER

     During the term of this Agreement, Borrower shall comply with all of the following provisions:

     6.01 Insurance. Borrower shall maintain insurance as follows:

          (a) Liability Insurance. Borrower at its own cost and expense, shall procure, maintain and carry in full force and effect general liability, public liability, workers' compensation liability and property damage insurance with respect to its actions and operations to such extent, in such amounts and with such deductibles as are commonly carried by prudent businesses similarly situated. Without limiting the foregoing, such insurance shall insure against any liability for loss, injury, damage or claims caused by or arising out of or in connection with the operation of the Borrower's business, including injury to or death of the Borrower's employees, agents or any other persons, and damage to or destruction of public or private property.

          (b) Physical Damage Insurance. The Borrower at its own cost and expense, shall insure all of its insurable properties to such extent, against such hazards, in the amount of coverage, and with such deductibles as are commonly carried by prudent businesses similarly situated.

          (c)  General Insurance Requirements.

               (1) All insurance which the Borrower is required to maintain shall be satisfactory to the Lender in form, amount and insurer. At or before the funding of the Loan, the Borrower shall provide the Lender with evidence of its due compliance with the requirements of this section.

               (2) Thirty days prior to the expiration date of any policy of insurance maintained pursuant to this Agreement, the Borrower shall provide the Lender with a certificate of insurance evidencing the acquisition of a new policy, or an extension or renewal of an existing policy, evidencing the Borrowers due compliance with this section.

               (3) If the Borrower fails to acquire any policy of insurance required to be maintained pursuant to this section, or fails to renew or replace any such policy at least thirty days prior to the expiration thereof, or fails to keep any such policy in full force and effect, the Lender shall have the option (but not the obligation) to pay the premiums on any such policy of insurance or to take out new insurance in amount, type, coverage and terms satisfactory to the Lender. Any amounts paid therefor by the Lender shall be immediately due and payable to the Lender by the Borrower upon demand. No exercise by the Lender of such option shall in any way affect the provisions of this Agreement, including the provision that failure by the Borrower to maintain the prescribed insurance shall constitute an Event of Default.

     6.02 Taxes and Over Payment Obligations.

          (a) The Borrower shall pay and discharge, or cause to be paid and discharged, each before it becomes in arrears, all taxes, assessments, governmental charges, levies, and claims for labor, materials or supplies which if unpaid might become a lien or charge upon any of its property, and all of its other debts, obligations and liabilities.

          (b) The Borrower may refrain from paying any amount it would be required to pay pursuant to subparagraph (a) of this section if the validity or amount thereof is being contested in good faith by appropriate proceedings timely instituted which shall operate to prevent the collection or enforcement of the obligation contested, provided that the Borrower shall have set aside on its books appropriate reserves with respect Hereto.

     6.03 Financial Statements and Reports.

          (a) Direct Financial Statements. As soon as available, and in any event within twenty (20) days of the end of each fiscal [X] MONTH n QUARTER (check one), Borrower shall furnish to the Lender a Direct Financial Statement for the immediately preceding period (monk or quarter, as checked above).

          (b) Annual Statements. As soon as available, and in any event within one hundred twenty (120) days after the end of each fiscal year, the Borrower shall furnish to the Lender.

If checked here [X], an [X] AUDITED [] COMPILED [] REVIEWED (check one) balance sheet, income statement, and statement of cash flows, with consolidating schedules, for such fiscal year, for the Borrower, prepared by the CPA Firm, which shall be accompanied by a tax return for the current year, or if the tax return is not yet prepared for the current year, for the immediately preceding year; or

If checked here [], a Direct Financial Statement for such fiscal year, which shall be accompanied by a tax return for the current year, or if the tax return is not yet prepared for the current year, for the immediately preceding year.

          (c) Guarantor's Annual Statements. The Guarantor, if any, shall furnish to the Lender, during the term of this Agreement not later than 120 days after the end of each fiscal year

If checked here [], a Direct Financial Statement for such year, together with a tax return for the current year, or if the current year tax return is not yet prepared, for the immediately preceding year;

or

If checked here [X], an [X] AUDITED [] COMPILED [] REVIEWED (check one) balance sheet, income statement, and statement of cash flows, with consolidating schedules, for such fiscal year, for the Guarantor, prepared by a CPA Firm acceptable to the Lender which shall be accompanied by a tax return for the current year, or if the tax return is not yet prepared for the current year, for the immediately preceding year.

     6.04 Financial Records: Reporting. Borrower shall maintain a standard, modern system of accounting in which full, true and correct entries shall be made of all dealings or transactions in relation to its business and affairs in accordance with GAAP.

Together with the delivery of the financial statements referred to in section
6.03 above, the Borrower shall submit to the Lender a certificate in the form of
Exhibit A attached hereto arid made a part hereof (the "Compliance
Certificate")
(i) stating that the Borrower has reviewed the relevant terns of this Loan Agreement and have no knowledge of any event or condition which constitutes an Event of Default hereunder, or if any condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrower has taken or is taking or proposes to take with respect thereto, and
(ii) demonstrating in reasonable detail compliance at the end of such accounting period with the financial covenants set form in Section 6.11 hereof.

In addition, the Borrower shall provide the following to the Lender:

If checked here [X], no less frequently than monthly, the Borrower shall provide to the Lender a listing and ageing of the Borrowers accounts receivable and accounts payable.

If checked here [], no less frequently than monthly, the Borrower shall provide to the Lender an inventory schedule in form and substance satisfactory to the Lender, including, without limitation, a detailed listing of inventory, work in process, raw materials, and returned goods and supplies.

If checked here [], the Borrower shall provide, on a continuing basis, copies of any and all leases to which the Borrower is a party.

If checked here [], the Borrower shall provide, no less frequently than monthly, rent rolls for any and all properties of the Borrower which are leased, which rent rolls shall detail, at a minimum, the tenant, the amount of rent, the frequency of rent, the term of each lease, and whether each tenant is current.

If checked here [], _________

     6.05 Properties. Borrower shall maintain its fixed in good condition, subject only to normal wear and tear, and make all necessary and proper repairs, renewals and replacements. Borrower shall comply with all leases and other material agreements in order to prevent loss or forfeiture, unless compliance is being contested in good faith by appropriate proceedings timely instituted which shall operate to prevent enforcement of the loss or forfeiture. The Lender shall have the right to inspect Borrower's fixed assets at all reasonable times, and Dom time to time.

     6.06 Corporate Existence and Good Standing. If the Borrower is a corporation, the Borrower is duly organized, validly existing and in good standing under the laws of the state of the Borrower's incorporation, and is qualified to do business in all states ire which it conducts business; and the Borrower shall preserve its corporate existence in good standing.

     6.07 Notice Requirements.

          (a) Default. The Borrower, if the Borrower is an individual; a general partner of the Borrower, if the Borrower is a partnership; or an authorized officer of the Borrower, if the Borrower is a corporation; or the Borrower's designee, shall notify the Lender in writing within 30 days after the
Borrower, or any of its officers or directors, has notice of any Event of Default or Unmatured Default or has notice that any representation or warranty made in this Agreement, or in any related document or instrument, for any reason was not true and complete and not misleading in any material respect when made. Such notice shall specify the nature of such Event of Default or Unmatured Default and
Me action the Borrower has taken or will take to correct it.

          (b) Other Information. From time to time, upon request by the Lender, the Borrower shall furnish to the Lender, such information regarding the
Borrower's business, assets and condition, financial or otherwise, as the Lender may reasonably request. The Lender shall have the right during reasonable business hours to examine all of the Borrower's business and financial books and records and to make notes and abstracts therefrom, and to make an independent examination of the Borrower's books and records for the purpose of verifying the accuracy of reports delivered by the Borrower and ascertaining compliance with this Agreement.

     6.08 Note and Security Instruments. The Borrower shall pay the Note in accordance with its terms. The Borrower shall also comply with the provisions of the Security Instruments and the other Loan Documents.

     6.09 Compliance with Law. The Borrower shall comply in all material respects with (a) all valid and applicable statutes, rules and regulations of the
United States of America, of the States thereof and their counties, municipalities and other subdivisions and of any other jurisdiction applicable to the
Borrower and/or any collateral for the Loan; (b) the orders, judgments and decrees of all courts or administrative agencies with jurisdiction over the Borrower or its business; and (c) the provisions of licenses issued to the Borrower, pursuant to the terms thereof, except where compliance therewith shall be currently contested in good faith by appropriate proceedings, timely instituted, which shall operate to stay any order with respect to such noncompliance.

     6.10 Liens. If checked here [X], except for (i) liens existing on the date of this Agreement, and (ii) security interests granted by the Borrower to the Lender contemporaneously with the execution of this Agreement, and except for liens permitted in this Agreement, the Borrower shall not (a) create or incur or suffer to be created or incurred or to exist any encumbrance, mortgage, pledge, lien, charge, restriction or other security interest of any kind upon any of their property or assets of any character, whether owned or held on the date of this Agreement or acquired thereafter, or upon the income or profits therefrom, or (b) transfer any such property or assets or the income or profits therefrom for the purpose of subjecting the same to payment of indebtedness or performance of any other obligation except payments made in accordance with Section 6.02 of this Agreement or payments made to the Lender in accordance with the terms and provisions of this Agreement, or (c) acquire, or agree to have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement, or (d) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles or chattel paper, with or without recourse. The Borrower may incur or create, or suffer to be incurred or created or to exist, the following liens without violating the provisions of this Section 6.10:

          (a) Statutory liens to secure claims for labor, material or supplies to the extent that payment thereof shall not at the time be required to be made in accordance with Section 6.02 of this Agreement.

          (b) Deposits or pledges made in connection with, or to secure payment of workers compensation, unemployment insurance, old age pensions or other social security, or in connection with contests, to the extent that payment thereof shall not at that time be required to be made in accordance with Section
6.02 of this Agreement.

          (c) Statutory liens for taxes or assessments or governmental charges or levies if payment shall not at the tone be required to be made in accordance with Section 6.02 of this Agreement.

          (d) Purchase money liens or security interests with respect to property acquired by the Borrower; provided, such purchases or acquisitions
(i)
shall not exceed $50.000.00 in the aggregate in any one fiscal year without the
Lender's prior written consent, and (ii) are not made to replace property encumbered by any Security Instrument.

          (e) Statutory liens to secure payment of rent or lease payments with respect to leases of real property to the extent that such payments shall not at the time be required to be made in accordance with Section 6.02 of this Agreement.

     6.11 Financial Covenants. The Borrower shall comply at all times with the following financial covenants, which financial covenants shall be determined according to GAAP, unless otherwise defined herein:

          (a) Debt to Worth Ratio. The ratio of the Borrower's total liabilities to the Borrowers tangible net worth shall not exceed 2.50 :1.0.

          (b) Net Worth. The Borrower shall at all times maintain a tangible net worth of at least $1 500,000.00.

          (c) Current Ratio. The ratio of the Borrowers' current assets to the Borrowers current liabilities, shall not, at any time, be less than 1.25 :1.0.

          (d) Coverage of Interest Expense. The ratio of the Borrower's Earnings Before Interest Expense and Taxes ("EBIT") to interest expense shall not, at any time, be less than 2.5 :1.0.

          (e) Other Financial Covenant. The Borrower shall also comply with the following financial covenant:

     6.12 Indebtedness. If checked here [X], the Borrower shall not incur any indebtedness whatsoever, or guarantee or become a co-maker or an accommodation maker on any note or other evidence of Indebtedness or contact of any kind with another financial institution regulated by a state or federal regulator in excess of $50,000.00 in the aggregate.

     6.13 Mergers, Sales, Transfers and Other Dispositions of Assets. Without the Lender's prior written consent, which shall not be unreasonably withheld, Borrower shall not:

          (a) Be a party to any consolidation, reorganization (including without limitation Rose types referred to in Section 368 of the United States Internal Revenue Code of 1986, as amended), stock-swap or merger;

          (b)  Sell or otherwise transfer any material part of its assets;

          (c) Purchase all or a substantial part of the assets of any corporation or other business enterprise;

          (d)  Effect any change in capital structure;

          (e) Sell, assign, or otherwise dispose of, with or without recourse, general intangibles, except the endorsement of negotiable instruments of collection in the ordinary course of business; or

          (f) Liquidate or dissolve or take any action with a view toward liquidation or dissolution.

     6.14 Verification of Financial Information. Lender may at any time, and from time to time, require that any determinations of financial information provided by the Borrower to the Lender be verified by the CPA Firm.

     6.15 Transactions with Borrowers Affiliates. The Borrower shall not enter into, or be a party to, any transaction with any of the Borrower's Affiliates or other stockholders, except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's business and upon fair and reasonable terms which are fully disclosed to the Lender and which are no less favorable to the Borrower than the Borrower would obtain in a comparable arm's length transaction with a legal entity not an Affiliate of the Borrower.

SECTION 7   REPRESENTATIONS AND WARRANTIES

     To induce the Lender to enter into this Agreement and to make the Loan, the
Borrower represents and warrants to the Lender all of the representations and warranties set forth as follows:

     7.01 Governmental Franchises and the Like. The Borrower has all required governmental permits, certificates, consents and franchises necessary to, or useful in, the business now being conducted by it, and to own, lease and operate its businesses and property now owned, leased and operated. All such governmental permits, certificates, consents and franchises are valid and in effect, and the
Borrower is not in violation of any of them. None of those governmental permits, certificates, consents or franchises contain any term, provision, condition or limitation more burdensome than that which is generally applicable to persons engaged in the same or similar businesses as the Borrower.

     7.02 Financial Statements. The most recent financial statements of the Borrower delivered to the Lender fairly and accurately present the Borrower's assets, liabilities and financial condition as of the dates thereof, and there are no omissions from the same or other facts or circumstances not reflected therein which are or may be material. There has been no material adverse change in the Borrower's assets, liabilities or financial condition since the date of said financial statements. Except for trade payables and accounts payable arising in the ordinary course of the Borrower's business since the dates reflected in said financial statements, the Borrower has no Indebtedness other than as shown or reflected on said financial statements, and has no litigation pending which would materially and adversely affect its business operations or the property described in the Security Instruments other than as shown or reflected on said financial statements.

     7.03 No Defaults. No Unmatured Default or Event of Default exists on the date of this Agreement, nor will any such Unmatured Default or Event of Default begin to exist immediately after the execution and delivery hereof

     7.04 Authority. The Borrower has the full right, power and authority to enter into and perform this Loan Agreement, the Note, the Security Instruments and the other Loan Documents, and to grant to the Lender a security interest in and to any collateral described in the Security Instruments. This Loan Agreement, the Note, the Security Instruments and the other Loan Documents have been duly entered into and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms.

     7.05 Taxes. The Borrower has filed all federal, state and local tax returns and other reports which the Borrower is required by law to file, and the
Borrower has paid all taxes and other similar charges that are due and payable.

     7.06 Registered Office. The registered office of the Borrower is located in Jefferson County, Kentucky.

SECTION 8   EVENTS OF DEFAULT

     A default under any of the Loan Documents, including without limitation, Borrower's breach of any of the terms of this Agreement or any of the Security Instruments, shall constitute an Event of Default under this Agreement. In addition, each of the following shall constitute an Event of Default:

     8.01 Failure to Pay. If the Borrower shall fail to pay in full on its due date any installment of principal or interest on the Note.

     8.02 Other Defaults. If the Borrower shall fail to observe, perform or comply with any term, obligation, covenant, agreement, condition or other provision contained or referred to in this Agreement or any of the Security Instruments, and such failure shall not have been fully corrected with 15 days after the Lender has given written notice thereof to the Borrower.

     8.03 Representations and Warranties. If any representation or warranty or other statement of fact contained herein or in the Security Instruments or in any writing, certificate, report or statement at any time furnished the Lender by or on behalf of the Borrower pursuant to or in connection with this Agreement or the
Loan shall be false or misleading in any material respect or which shall omit a material fact, whether or not made with knowledge.

     8.04 Judgments. If a final judgment or judgments for the payment of money in excess of the sum of Fifty Thousand Dollars ($50,000) in the aggregate, or with respect to property with a value in excess of such amount, shall be rendered against the Borrower and such judgment or judgments shall remain unsatisfied for a period of 30 consecutive days after the entry thereof and within that 30 day period shall not have been (a) stayed pending appeal, and not discharged within
10 days after the expiration of such stay, or (b) discharged.

     8.05 Sale of Collateral. If Borrower shall sell any property subject to any of the Security Instruments, other then inventory sold in the ordinary course of business, without the prior written consent of the Lender.

     8.06 Other Obligations to the Lender. If the Borrower shall fail to observe, perform or comply with the terms, obligations, covenants, agreements, conditions or other provisions of any agreement, document or instrument other than this Agreement and the related documents which the Borrower has entered into with the Lender.

     8.07 Termination of Existence. If Borrower takes any action that is intended to result in termination of Borrower's existence.

     8.08 Solvency.

          (a) If the Borrower shall (i) admit in writing its inability to pay its debts generally as they become due, (ii) become insolvent in that the Borrower's total assets are less than all of its liabilities, or the Borrower is unable to pay its debts generally as they become due, (iii) make a general assignment for the benefit of creditors, or (iv) file a petition, or admit (by answer, default or otherwise) the material allegations of any petition filed against it, in bankruptcy under the federal bankruptcy laws (as in effect on the date of this Agreement or as they may be amended from time to time), or under any other law for the relief of debtors, or for the discharge, arrangement or compromise of its debts.

          (b) If a petition shall have been filed against the Borrower in proceedings under the federal bankruptcy laws (as in effect on the date of this
Agreement, or as they may be amended from tone to time), or under any other laws for the relief of debtors, or for the discharge, arrangements or compromise of its debts, or an order shall be entered by any court of competent jurisdiction appointing a receiver, trustee or liquidator of all or part of the Borrower's assets, and such petition or order is not dismissed or stayed within 90 consecutive days after entry Hereof.

SECTION 9   REMEDIES UPON DEFAULT

     Notwithstanding anything to the contrary, if any Event of Default occurs, the Lender, in its sole discretion, and without notice to the Borrower, may
(a)
terminate any obligation of the Lender, if any, to make further advances under the Note, and (b) declare the entire unpaid balance of the Note and the Loan evidenced thereby, and all other obligations of the Borrower under this Agreement to be immediately due and payable in full. En addition, upon the occurrence of an Event of Default, and at any time thereafter, unless all Events of Default have been remedied to the full satisfaction of the Lender, the Lender shall have all of the following rights and remedies and it may exercise one or more of them singly or in conjunction with others:

     9.01 Right to Offset. The Lender has the right to apply all of the Borrower's deposit balances and other sums and indebtedness which the Lender holds for the Borrower's credit or account, against the Borrower's obligations to the Lender arising under this Agreement or as evidenced by the Note. In addition, the Borrower hereby authorizes the Lender to debit any account of the
Borrower for the purpose of paying any installment of any obligation which is not paid by its due date; provided, however, that should the Lender choose not to debit any account of the Borrower for any overdue payment, whether or not the Lender has so debited any account in the past, such action or failure to act shall not be construed to be a waiver of the Lender's right to declare the Borrower in default. Borrower hereby grants a security interest in such deposit balances, other sums and indebtedness of the Lender to secure all of the Borrower's obligations under this Agreement and the Note. Such offsets by the Lender may occur without notice to or demand upon the Borrower or any over. The
Borrower hereby waives all such notices and demands.

     9.02 Enforcement of Rights. Lender has the right to protect and enforce its rights by a suit in equity, an action at law or any other appropriate proceeding either for specific performance of any covenant or condition contained in this Agreement or under any of the Security Instruments or any of the other Loan Documents or in aid of the exercise of any power granted in this Agreement, any of the Securest Instruments or arty Loan Document.

     9.03 Rights under Security Instruments. Lender shall also have all rights and remedies granted under the Security Instruments intending to secure the Note or any other indebtedness or obligation of the Borrower under this Agreement.

     9.04 Cumulative Remedies. All of the rights and remedies of the Lender upon the occurrence of an Event of Default shall be cumulative to the greatest extent permitted by law, may be exercised successively or concurrently, from time to time, and shall be in addition to all of those rights and remedies afforded to the Lender at law, or in equity, or in bankruptcy. Notwithstanding the foregoing, the Lender shall be entitled to recover from the cumulative exercise of all remedies an amount no greater than the sum of (a) the outstanding principal amount of the Loan; (b) all accrued but unpaid interest with respect to the principal amount of the Loan; (c) any other amounts that the Borrower is required by this Agreement and/or the Loan Documents to pay to the Lender (for example, and without limitation, the reimbursement of reasonable expenses and the
Lender's reasonable attorney's fees, court costs, and other legal fees, and late charges); and (d) any costs, expenses or damages which the Lender is otherwise permitted to recover by the terms of this Agreement. Any exercise of any right or remedy shall not be deemed to be an election of that right or remedy to the exclusion of any over right or remedy.

SECTION 10   FEES AND EXPENSES

     The Borrower shall pay to the Lender upon demand all out-of-pocket expenses incurred by the Lender in connection with the transactions contemplated under this Agreement, including, but not limited to, any and all costs and fees incurred in connection with the recording or filing of any documents or instruments in any public office. Further, if any Event of Default shall occur under this Agreement, or any default or Event of Default shall occur under any of the Loan Documents, Borrower shall pay to the Lender, to the extent allowable by applicable law, such amounts as shall be sufficient to reimburse the Lender fully for all of its costs and expenses incurred in enforcing its rights and remedies under this Agreement, the other Loan Documents and any related documents, including without limitation, the Lender's reasonable attorneys' fees and court costs. Such amounts shall be deemed to be included m the obligations secured by the Security Instruments.

SECTION 11 - CROSS DEFAULT WITH OTHER OBLIGATIONS TO THE LENDER

     The Borrower and the Guarantor hereby covenant and agree that an Event of Default under this Agreement shall be deemed to be an Event of Default under any other Indebtedness of the Borrower to the Lender. In addition, as provided herein, should the Borrower fail to comply with any term, provision or condition of any other indebtedness of the Borrower to the Lender, such event shall be an
Event of Default under this Agreement.

SECTION 12 - MISCELLANEOUS PROVISIONS

     12.01 Term of Agreement. The term of this Agreement shall commence as of the date hereof, and continue until the Borrower shall have paid or performed all of its obligations hereunder.

     12.02 No Waivers. Failure or delay by the Borrower or the Lender (as the case may be) in exercising any right shall not be deemed to be or operate as a waiver of that right, nor shall any right be exclusive of any other right referred to in this Agreement, or in any other related document, or available at law or in equity, by statute or otherwise. Any single or partial exercise of any right shall not preclude the further exercise of that right. Every right of the
Borrower and the Lender shall continue in full force and effect until such right is specifically waived in a writing signed by the party waiving such right.

     12.03 Course of Dealing. No course of dealing between the Borrower and the
Lender shall operate as a waiver of any of e Borrowers or Lenders rights under this Agreement or under the other Loan Documents.

     12.04 Severability. If any park term or provision of this Agreement is held by any court to be unenforceable or prohibited by any law applicable to this Agreement, the rights and obligations of the parties shall be construed and enforced with that part, term or provision limited so as to make it enforceable to the greatest extent allowed by law, or, if it is totally unenforceable, as if this Agreement did not contain Hat particular part, terra or provision.

     12.05 Time of the Essence. Time shall be of the essence in the performance of all of the Borrower's obligations under this Agreement and the other Loan Documents.

     12.06 Benefit and Binding Effect. This Agreement shall inure to the benefit of the Lender, its successors and assigns, and all benefits and obligations of the Borrower shall inure to the benefit of and bind its successors and, if and to the extent assignment is otherwise permitted by this Agreement, its assigns.

     12.07 Further Assurances. The Borrower shall sign such financing statements or other documents or instruments as the Lender may reasonably request from time to time to more fully create, perfect, continue, maintain or terminate the rights and security interests intended to be granted or created pursuant to this Agreement or the other Loan Documents.

     12.08 Incorporation by Reference. All schedules, annexes or other attachments to this Agreement are incorporated into this Agreement as if set out in full at the first place in this Agreement that reference is made thereto.

     12.09 Entire Agreement: No Oral Modifications. This Agreement, the schedules and annexes hereto, and the documents and instruments referred to herein constitute the entire agreement of the parties with respect to the subject matter hereof. No change, modification, addition or termination of this Agreement, or any other of the Loan Documents shall be enforceable unless in writing and signed by the party against whom enforcement is sought. This Agreement shall be in addition to such other, if any, loan agreement(s) which the
Borrower may have entered into with the Lender, and nothing contained in any such other loan agreement(s) shall be construed to limit the provisions of this Agreement, nor shall anything contained in this Agreement be construed to limit the provisions of any such other agreement(s).

     12.10     Headings.

          (a) The headings used in this Agreement are included for ease of reference only and shall not be considered in the interpretation or construction of this Agreement.

          (b) Unless the particular context requires otherwise, any reference in this Agreement (i) to a section, paragraph or other grammatical subdivision shall be deemed to be a reference to a section, paragraph or other grammatical subdivision of this Agreement, and (ii) to an Annex or a Schedule shall be deemed to be a reference to an Annex or a Schedule attached to this Agreement.

     12.11 Governing Law. This Agreement and the related documents and instruments shall be governed by and construed in accordance with the laws (including, without limitation, the conflicts of laws rules) of the state of Kentucky.

     12.12 No Assignments. The Borrower may not assign its rights under this
Agreement to any other party. Any attempted assignment without Lender's written consent shall be a default under this Agreement and shall be null and void.

     12.13 Notices.

          (a) Any requirement of the Uniform Commercial Code or other applicable law of reasonable notice shall be met if such notice is given at least five (5) business days before the time of sale, disposition or other event or thing giving rise to the requirement of notice.

          (b) All notices or communications under this Agreement shall be in writing and shall be hand delivered or mailed to the parties' addresses listed at the beginning of this Agreement, and any notice so addressed and mailed by registered or certified mail, return receipt requested, shall be deemed to have been given when mailed.

          (c) The Borrower, the Lender or the Guarantor may at any time, and from time to time, change the address to which notice shall be mailed by written notice setting forth the changed address.

     12.14 Survival of Covenants. All covenants, agreements, warranties and representations made by the Borrower herein shall survive the making of the Loan and the execution and delivery of this Agreement, the Note and any and all Loan
Documents.

     IN WITNESS WHEREOF, the Borrower and the Lender have signed this Agreement as of the date set forth in the preamble hereto, but actually on He dates set forth below.

THE BORROWER:

Name: IN-HOUSE REHAB, INC.

By: /s/ R. J. Babine
Title: Chief Financial Officer, Director
Date:  10/29/96

THE GUARANTOR:

Name:  PERENNIAL DEVELOPMENT CORPORATION
By: /s/ R. J. Babine
Title:  Chief Financial Officer, Director
Date:  10/29/96

THE LENDER:

GREAT FINANCIAL BANK, FSB

By:  /s/ K. J. Bund
Title:  First Vice President
Date:  10/29/96

                        SECURITY AGREEMENT

Account Number

     This is a Security Agreement dated October 29, 1996 between IN-HOUSE REHAB, INC. ("Debtor") of 9505 Williamsburg Plaza, Louisville, KY 40222, and GREAT FINANCIAL BANK, FSB ("Secured Party"), One Financial Square, Louisville, Kentucky 40202.

     1. Grant of Security Interest. Debtor hereby grants to Secured Party a security interest in all of Debtor's right, title and interest in and to the following described property, in any and all additions and accessions thereto and replacements thereof and in the proceeds, both cash and non-cash, of any sale or other disposition of that property, all of which are collectively referred to as the "Collateral".

     (a) All inventory of the Debtor, now owned or hereafter acquired; (b) all Accounts, accounts receivable and Chattel Paper of the Debtor, now existing or hereafter arising, including but not limited to all rights to payment for services rendered, whether or not earned by performance; (c) all Equipment and Machinery (including but not limited to Mobile Goods) of the Debtor and all replacements thereof and accessions thereto, whether or not the same are or may become Fixtures; (d) all negotiable Documents of Title; (e) all GeneralIntangibles of the Debtor; (f) all Goods, Instruments, Documents, policies and certificates of insurance, proceeds of insurance, securities, tax refunds, letters of credit and credit devises, Deposit Accounts, cash and other property owned by the Debtor or in which Debtor has an interest whether or not now or hereafter in the possession of the Secured Party of a Bailee or regardless of whether the Secured Party may now or hereafter control possession by documents of title or otherwise; and (g) all other personal property and Goods of the Debtor, regardless of how classified, including but not limited to all office supplies, furniture, office, store and trade fixtures and leasehold improvements, patents, trademarks and copyrights.

     As used herein, the terms "Inventory," "Accounts," "Chattel Paper," "Mobile Goods," "Fixtures," "Documents," "Equipment," "General
Intangibles," "Instruments," "Goods," "Deposit Accounts," and "Bailee" shall have the meaning given to them in Kentucky Revised Statutes Chapter 355.

     2. Obligations Secured. The security interest created herein secures payment and performance of all liabilities and obligations of the Debtor to the Secured Party of every kind and character, now existing or hereafter incurred, whether direct or indirect, absolute or contingent, joint or several, however owned, held or acquired by the Secured Party.
IT BEING THE EXPRESS INTENTION OF THE DEBTOR BY THE EXECUTION AND DELIVERY OF THIS SECURITY AGREEMENT TO SECURE ALL LIABILITIES AND OBLIGATIONS OF THE DEBTOR TO, AND ALL FINANCIAL ACCOMMODATIONS BY, THE SECURED PARTY, TO OR FOR THE BENEFIT OF THE DEBTOR, INCLUDING BUT NOT LIMITED TO LOANS, LINES OF CREDIT, HONORED OVERDRAFTS, GUARANTIES OF THE OBLIGATIONS OF THIRD PARTIES AND DISCOUNTS. Without limiting the generality of the foregoing, the security interest created hereby secures payment and performance of:

If Checked Here [X] all indebtedness of the debtor evidenced by the promissory note in the principal amount of $2,500,000.00, dated October 29, 1996, all obligations contained therein, and any amendments, replacements, and substitutions therefor or extensions thereof;

If Checked Here [ ] arising out of that certain letter of credit agreement dated -----------, 19---, between the Debtor and the Secured Party;
If Checked Here [ ] arising out of that certain Guaranty Agreement dated

----------, 19---, guarantying certain Guarantied Obligations, as therein defined, of ------------------------------- to Secured Party;

     3. Representations and Warranties. To induce Secured Party to enter into this Security Agreement, Debtor represents, warrants and covenants as follows:

     (a) If Debtor is a corporation, then it is duly organized and validly existing under the laws of the state of its incorporation, and it has full power and authority to enter into this Security Agreement; and the execution, delivery and performance of this Security Agreement have been duly authorized.

     (b) If Debtor is a partnership, then it has full power and authority to enter into this Security Agreement; and the execution, delivery and performance of this Security Agreement have been duly authorized by all of the partners of this partnership.

     (c) If Debtor is an individual, then he has full power and authority to enter into this Security Agreement.

     (d) This Security Agreement has been duly entered into and delivered and constitutes a legal, valid and binding obligation of Debtor enforceable in accordance with its terms.

     (e) Debtor has good and marketable title to the Collateral, and the Collateral is not subject to any lien, charge, encumbrance, claim or security interest, or any pending or threatened legal proceeding, except the following:

     (f)  The Collateral will be kept at the following location:
If no address is here given, then the Collateral will be kept at the address first above given for Debtor. Debtor will not permit the Collateral to be kept or stored at any location other than that shown without the prior written consent of Secured Party.

     (g) If Debtor is a corporation, its registered office, as set forth in its most recent filing with the Kentucky Secretary of State which officially designates its current registered office is 3200 Providian Tower, Louisville, KY 40202 ; if Debtor is an individual, general partnership, limited partnership, cooperative association, business trust, credit union or other organization (as defined in KRS 355.1-201) its principal place of business and residence is ----------------------------------------------. The Debtor's chief executive office is located at 9505 Williamsburg Plaza, Louisville, KY 40222 . Debtor will immediately notify Secured Party in writing of any change in the location of Debtor's registered office, principal place of business, residence or chief executive office.

     (h) All financial statements, certificates or other information concerning Debtor's financial condition, or concerning the Collateral, has been in all respects accurate, true and correct.

     (i) The Collateral is intended for use primarily for (check one) [X] Business Use or [ ] Consumer Use, and (check one) [ ] is or [X] is not being acquired with the proceeds of one of the obligations secured by this Security Agreement. If the Collateral is being acquired with the proceeds of one of the obligations secured in this Security Agreement, Secured Party may disburse directly to the seller of the Collateral.

     (j) During the past five (5) years, Debtor has conducted business under no trade name or assumed business name other than its real name and the following:

     4. Insurance. Debtor, at its own expense, shall insure the Collateral against fire, theft and casualty damage in the amount not less than the outstanding balance of the obligation secured by this Security Agreement. Such insurance shall be satisfactory to Secured Party as to form and amount. Debtor has the right to choose the agent and insurer from which such insurance is obtained, except that Secured Party may, for reasonable cause, refuse to accept an insurer offered by Debtor. Such insurance shall name Secured Party as an insured to the extent of its interest, and shall afford to Secured Party such additional protection to insure against such additional risks or hazards as Secured Party may request from time to time. Such insurance shall provide that the insurance provided thereunder cannot be cancelled without 14 days prior written notice to Secured Party. Debtor shall provide Secured Party with evidence satisfactory to it of Debtor's due compliance with this paragraph. Debtor hereby assigns to Secured Party all sums which become payable under any insurance covering the Collateral including without limitation, returned or unearned premiums and dividends, and appoints Secured Party as attorney for Debtor in obtaining, adjusting, settling, compromising and cancelling such insurance and endorsing any drafts drawn to Debtor pursuant to such insurance.

     5.   Receivables - Special Provisions

     (a) If any event of default hereunder occurs, the Secured Party shall have, in addition to the rights set forth elsewhere in this Security Agreement, the right to notify debtors obligated on any or all Accounts, accounts receivable or Chattel Paper of the Debtor ("Receivables") to make payments directly to the Secured Party, and to apply the whole or any part of such payments against the obligations secured by this Security
Agreement, the order and method of such application being in the sole discretion of the Secured Party. Until the Secured Party notifies debtors to make payments directly to the Secured Party, Debtor shall continue to collect payments of the Receivables. If any event of default has occurred and is continuing, Debtor shall not use the proceeds from payments on any of the Receivable to satisfy any indebtedness to any person other than the Secured Party. If Debtor collects payments on any of the Receivables after an event of default has occurred and while it is continuing, or if Debtor receives any payments after notice has been given to make payments directly to Secured Party, Debtor shall hold the proceeds received from that collection in trust for the Secured Party and shall turn over such proceeds to the Secured Party immediately in the identical form received. In the event of such pay-ment, the Secured Party shall credit the proceeds as payment of the obligations secured by this Security Agreement first to interest, then to principal. Any credit given to Debtor for proceeds in form other than cash shall be con-ditional upon final payment of the items, and if any item is not paid the amount of any credit given for it shall be charged to Debtor whether or not the item is returned, and such amount shall be a part of the obligations secured by this Security Agreement.

     (b) Debtor shall have no power to, and shall not, waive, compromise or discount any Receivables without the prior written consent of the Secured Party.

     (c) If the Secured Party deems itself insecure and upon notification to Debtor, the Debtor shall immediately deliver to the Secured Party any Receivables evidenced by a promissory note, trade acceptance, Chattel Paper or other instrument, appropriately endorsed to the Secured Party's order. Debtor authorizes the Secured Party to endorse same on Debtor's behalf. Debtor hereby waives presentment, demand, notice of dishonor, protest and notice of protest and all other notices with respect thereto.

     (d) The Debtor hereby irrevocably constitutes the Secured Party as Debtor's agent and attorney-in-fact to (a) proceed against debtors obligated on Receivables in Debtor's name or in the Secured Party's name, and
(b) sign and endorse all checks, drafts and other instruments in payment of Receivables, and (c) perform all such other acts with respect to Receivables as the Secured Party may in its discretion deem necessary to effectuate the security intended to be granted in this Security Agreement.

     THE ADDITIONAL PROVISIONS PRINTED ON ANY ADDITIONAL PAGE SHALL FORM A PART OF THIS AGREEMENT AND ARE HEREBY INCORPORATED BY REFERENCE.

     6. Obligations Regarding Collateral. Debtor shall keep and maintain the Collateral in good condition and repair and under adequate condition of storage to prevent its deterioration or depreciation in value. Debtor shall keep the Collateral free and clear of liens and shall declare and pay all assessments, charges or taxes. If Debtor fails to pay such assessments, charges or taxes Secured Party may, but is not obligated to, pay them, and such payment shall be deemed conclusive evidence of the legality or validity of such assessments, charges or taxes. If Debtor fails to provide insurance pursuant to paragraph 4 of this Security Agreement, Secured Party may, but is not obligated to, pay for insurance. Debtor shall promptly reimburse Secured Party for any payments made pursuant to this paragraph, and until reimbursement, such payments shall be a part of the obligations secured by this Security Agreement.

     7. Use and Inspection of Collateral. Debtor shall not use the Collateral or the proceeds of any loans secured by the Collateral in violation of any federal or state statute, or local ordinance, and Secured Party shall have the right to inspect the Collateral at the premises of Debtor or wherever the Collateral may be located.

     8. Default. At the option of Secured Party and without necessity for demand or notice, the happening of any of the following events shall constitute an event of default hereunder:

     (a) Failure of Debtor to pay when due any obligation secured by this Security Agreement, or any installment on any such obligation;

     (b) Failure of Debtor to keep or perform any of the terms or provisions of this Security Agreement, or of any note or other evidence of any obligations secured by this Security Agreement;

     (c) Any warranty, representation or statement made herein or otherwise furnished to Secured Party by or on behalf of Debtor proves to be false in any material respect;

     (d) Loss, theft, damage, destruction or encumbrance of the Collateral, or any part thereof, or the making of a levy, seizure or attachment thereof or thereon;

     (e) The sale or other disposition of the Collateral or any interest therein without the prior written consent of Secured Party;

     (f) The Collateral should become the subject matter of litigation which might, in the opinion of Secured Party, result in substantial impairment or loss of the security intended to be provided by this Security Agreement;

     (g) Any of the following by or to Debtor or to any guarantor or endorser of any obligation secured by this Security Agreement: Death (if an individual);
unless steps are taken within 60 days thereafter to reasonably satisfy the Secured Party that the Note will be paid and when due, any failure in business;
any general assignment for the benefit of creditors; the filing of any petition for relief under the provisions of the Bankruptcy Act, or for relief under any insolvency law, either voluntarily or involuntarily; dissolution, termination of existence, or appointment of a receiver of any part of the property of Debtor;

     (h) Secured Party should deem itself insecure, or Secured Party in good faith believes that the prospect for payment of any obligation secured by this
Security Agreement, or any installment on any such obligation has been impaired;

     (i) If Debtor is a corporation, any event should occur (including without limitation, transfer, sale or other disposition of shares of Debtor by the shareholders on the date of this Security Agreement, or the issuance by Debtor of shares of Debtor to persons not shareholders of Debtor on the date of this
Security Agreement) which would cause fifty percent or more of the then outstanding shares of Debtor to be owned by persons other than one of the shareholders of Debtor on the date of this Security Agreement, without Debtor having first received the prior written consent of Secured Party;

     (j) Debtor or any guarantor or endorser of any obligation secured by this
Security Agreement should default in any obligation to or agreement with any person or entity by which Debtor or such guarantor or endorser or any of their properties are bound;

     (k) Debtor or any officer, director, agent, tenant or employee of the
Debtor is charged, indicted, or convicted of any criminal offense by the federal or any state government which, in the sole and reasonable exercise of the Secured
Party's discretion, shall place any of the Collateral at risk of forfeiture to the federal or any state government.

     9.   Remedies.  Upon any event of default under this Security
Agreement,
Secured Party may at its option declare any and all obligations secured by this
Security Agreement immediately due and payable; and, in addition to exercising all other rights or remedies proceed to exercise with respect to the Collateral all rights, options and remedies of a secured party upon default as provided for under the Uniform Commercial Code. The rights of Secured Party upon default shall include, without limitation, the following:

     (a) The right to the immediate possession of the Collateral without requirement of notice or demand, or of legal process. In exercising this right,
Secured Party may enter into the premises of Debtor, without requirement of any legal process and Secured Party may pursue the Collateral wherever it may be found. After retaking possession, Secured Party shall be entitled to sell the
Collateral at public or private sale, in accordance with the requirements of the
Uniform Commercial Code, or other law regulating such sale.

     (b) The right to recover the reasonable expenses of preparing the Collateral for sale, and for selling the Collateral, and other like expenses, together with court costs and reasonable attorney fees incurred in realizing upon the Collateral or enforcing any provision of this Security Agreement.

     (c) The right to require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonable and convenient to both parties.

     (d) The right to require Debtor to store the Collateral, at its own costs and risk, on behalf of Secured Party after Secured Party has retaken possession of Collateral. Such storage shall be in such manner as to prevent any deterioration of the Collateral, and shall be for a reasonable time pending the sale or other disposition of the Collateral.

     (e) The right to proceed by appropriate legal process to enforce any provisions of this Security Agreement or in aid of the execution of any power of sale, or for foreclosure of the security interest of Secured Party, or for the sale of the Collateral under the judgment or decree of any court.

     10. Remedies Cumulative. The rights and remedies of Secured Party in this Security Agreement shall be deemed to be cumulative, and any exercise of any rights or remedies by Secured Party shall not be deemed to be an election of that right or remedy, to the exclusion of any other right or remedy.

     11. No Waivers. Any forbearance, failure or delay by Secured Party in the exercise of any right, power or remedy hereunder shall not be deemed to be a waiver of any such right, power or remedy and any single or partial exercise of any right, power or remedy, shall not preclude the further exercise thereof.
Every right, power and remedy of Secured Party shall continue in full force and effect until such right, power or remedy is specifically waived by an instrument in writing executed by Secured Party.

     12. Notice. Any requirement of the Uniform Commercial Code of reasonable notice, whether to Debtor or to any other party, shall be met if such notice is mailed, postage prepaid, to Debtor, or as the case may be, to such other party to whom notice is required, at the address shown for each of them respectively on the records of Secured Party at least five days before the time of sale, disposition or other event or thing giving rise to the requirement of notice.

     13. Severability. Any provision of this Security Agreement prohibited by any law applicable to this Security Agreement shall be ineffective to the extent of such prohibition without invalidating or affecting in any manner the remaining provisions of this Security Agreement. If any part, term or provision of this Security Agreement is held by any court to be illegal, or in conflict with any law applicable to this Security Agreement, the rights and obligations of the parties shall be construed and enforced as if this Security Agreement did not contain that particular part, term or provision.

     14. Headings. The headings in this Security Agreement have been included for ease of reference only, and shall not be considered in the construction or interpretation of this Security Agreement.

     15. Benefit. This Security Agreement shall inure to the benefit of Secured Party and its successors and assigns, and all obligations of Debtor shall bind its heirs, executors or administrators, and its successors and assigns. If these is more than one Debtor, their obligations hereunder shall be joint and several.

     16. Filing of Copies. A carbon copy, photocopy or other reproduction of
(a) this Security Agreement, or (b) any financing statement covering all or part of the Collateral, is sufficient as a financing statement.

     17. This agreement shall be governed by the laws of the Commonwealth of
Kentucky to the extent allowed by the Uniform Commercial Code.

     IN WITNESS WHEREOF, Debtor and Secured Party have signed this
Security
Agreement on 10-29, 1996.

Debtor:  IN-HOUSE REHAB, INC.

By:  /s/ Robert J. Babine
Robert J. Babine, Treasurer and Chief Financial Officer


GREAT FINANCIAL BANK, FSB

By:  /s/ Kenneth J. Bewick
Kenneth J. Bewick, First Vice President
                              ----------------------------------
                              Account key (for internal use only)

                         PROMISSORY NOTE
                      Revolving Credit Loan

$2,500,000.00                                    October 29, 1996
                                             Louisville, Kentucky

          For value received the undersigned Maker(s), (individually or collectively, the "Maker"), promises to pay to the order of Great Financial Bank,
FSB (the "Lender"), at its home office in Louisville, Kentucky, the principal sum of TWO MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS, together with interest on the principal of this note from time to time outstanding at an annual rate set forth below.

1. INTEREST RATE. The principal balance of this note outstanding at any time shall bear interest as is checked below from the date of this note first set forth above until paid in full at a rate equal to the following:

     1.1  [ ]  Fixed Rate:        % per annum.

     1.1  [ X ]  Variable Rate:  A variable rate per annum which is equal to
the sum of the "Prime Rate" charged by the Lender, from time to time in effect,
plus   1/4 of 1   percentage points, provided, however, if checked here [
], the
annual interest rate shall not be less than       % nor shall it exceed
    %.
As used in this note, "Prime Rate" means the annual rate set by the Lender from time to time to establish the annual interest rate applicable to extensions of credit by the Lender which bear interest related to the Lender's Prime Rate. The
Prime Rate is not necessarily the Lender's best or lowest rate of interest. The
Lender's Prime Rate shall be posted at all times in the offices of the Commercial
Lending Division at the Lender's home office in Louisville, Kentucky. The interest rate of this note shall be adjusted from time to time on the same day on which the Prime Rate is changed by the Lender. As of the date of this note the Prime Rate is 8.25% and the annual interest rate of this note is 8.50%.

     1.2 Interest Accrual. All interest on this note shall be computed on the basis of the actual number of days elapsed over an assumed year of 360 days, or if checked here [ ], over a year of 365 days, or

          if checked here [ ], over an assumed year of 360 days with 30 day months.

2. REPAYMENT TERMS. This note is a revolving credit note under which advances may be made by the Bank from time to time under the terms and conditions set forth in this note. Amounts once borrowed and repaid may be reborrowed in accordance with the terms and conditions set forth in this note.

     All accrued interest shall be paid, until this note has been paid in full, beginning on December 2, 1996 and continuing on the same successive day every:
[ X ] month; [ ] three (3) months; [ ] other (insert frequency):
 .  The
outstanding balance of principal, accrued interest, charges and fees shall be due and payable in full on October 2, 1997 (the "Maturity Date").

     If checked here [ X ], advances made under this note are subject to the terms of a Borrowing Base Agreement dated October 29, 1996, which governs conditions and circumstances under which advances may be made under this note.

     If checked here [ ], the Borrower shall be required to maintain a zero
balance outstanding under this note for a period of          days during
the term
of this note.

     Time shall be of the essence in making all payments of principal and/or interest due under this note.

3.   LATE CHARGE.  If the Maker fails to pay any installment of principal and/or
interest due hereunder within fifteen (15) days after the payment first became
due and payable, the Maker shall pay the Lender a "late charge" equal to the
greater of (i) five percent (5%) of each such overdue payment, or (ii)
$25.00
each. If not sooner paid, all late charges shall be payable on the Maturity
Date.

4. UNPAID INTEREST; DEFAULT RATE. At the discretion of the Lender, interest not paid within 14 days of its due date will be added to the outstanding principal balance of this note and will bear interest at the rate indicated on the front of this note. Notwithstanding any other provision in this note to the contrary, upon maturity, whether by acceleration or otherwise, at the discretion of the Lender, the principal balance of this note shall bear interest thereafter until paid in full at 3 percentage points in excess of the interest rate of this note. Acceleration of maturity occurs if the Lender exercises its option to deem this note immediately due and payable.

5. APPLICATION OF PAYMENTS. Payments shall be applied first to accrued but unpaid interest, then to the principal balance outstanding, and then to any late fee or charge outstanding under this note.

6. COLLATERAL SECURITY. To secure payment of this note, any renewals or extensions thereof, and all other existing and future indebtedness (direct or contingent) of the Maker to the Lender, the Lender has been given the property described below, or the property described in any instruments described below, or a lien on such property, and any additions to or substitutions for the same, as well as all property which now or hereafter is listed under any separate security agreement, instrument or document as directly or indirectly securing this note, and also all money and other property held by the Lender on deposit, in safekeeping or otherwise for the account of or to the credit of the
Maker:

All Business Assets of IN-HOUSE REHAB, INC., as evidenced in the Security Agreement dated as of October 29, 1996

7. DEFAULT; REMEDIES. In the event (i) the Maker fails to make any payment when due under this note or under any other notes or obligations of the Maker to the Lender, or (ii) the Maker or any endorser or guarantor of this note shall be adjudged a bankrupt, or file a petition in bankruptcy, or have a petition filed against them, or (iii) the Maker or any endorser or guarantor of this note shall, in the sole opinion of the Lender, experience a material adverse change in its, his or her financial condition, or (iv) a writ or order of attachment or garnishment shall be issued or made against any property of the Maker or any endorser or guarantor of this note, or (v) of dissolution, termination of existence, or material change in the ownership of the Maker of any endorser or guarantor of this note, or (vi) the Maker or any endorser or guarantor of this note fails to provide financial statements or other financial information on a timely basis when reasonably requested by the Lender, or (vii) the Bank in good faith deems itself insecure with respect to repayment of this note, or in good faith believes that the prospect of payment is impaired, or (viii) of the death of any Maker or any endorser or guarantor of this note, or (ix) the Maker or any endorser or Guarantor of this Note shall default under or breach this Note, any other note, loan agreement, warranty or other agreement with Lender, then in any such case, (a) the Lender may terminate any obligation of the Lender to make further advances under this note, and (b) the entire unpaid principal balance of and all accrued interest on this note and/or all liabilities of the Maker to the
Lender shall be considered to be in default and, at the Lender's option, forthwith become due and payable without demand or notice, and the Lender may sell at public or private sale any or all of the property securing this note, or substitutes therefor or additions thereto, and if such sale be public, the Lender may purchase such property or any part thereof. The proceeds of any sale made hereunder, after deducting any expense incident to said sale, together with the cost of handling said property, may be applied by the Lender, as it shall deem proper, to any one or more or all of the liabilities of the Maker to the Lender, whether such liabilities are due or not, and the balance of said proceeds, if any, shall be returned to the Maker.

     If any Maker is a corporation, partnership, limited partnership, limited liability company or any other type of business entity, the happening of any of the following events without the Lender's prior written consent shall render this note in default and, at the option of the Lender, immediately due and payable without demand or notice: (1) a merger or consolidation of the Maker or any subsidiary of the Maker with or into any corporation or other legal entity, or a merger or consolidation of one or more other such entities with or into the
Maker; (2) the sale, lease, transfer or other disposition of all or any substantial part of the assets of the Maker, whether now owned or hereafter acquired; (3) an acquisition by the Maker of all or substantially all of the assets or outstanding capital stock of any other business entity; or (4) any one or more transfers, sales or other dispositions of shares of any class of stock of the Maker by shareholders on the date of this note, or the issuance by Maker on one or more occasions of shares of any class of stock of the Maker to persons not shareholders of the Maker on the date of this note, which in the aggregate would cause 50% or more of the then outstanding shares of such class of stock to be owned by persons other than one of the shareholders of the Maker on the date of this note.

     Failure of the holder of this note to exercise any of its rights and remedies shall not constitute a waiver of any provision of this note, or of any security agreement, instrument or document (including without limitation any guaranty) securing Maker's obligations under this note, or of any such holder's rights and remedies, nor shall it prevent the holder from exercising any rights or remedies with respect to the subsequent happening of the same or similar occurrences. All remedies of the holder hereof shall be cumulative to the greatest extent permitted by law.

8. SEVERABILITY. If at any time any provision of this note shall be determined to be illegal, invalid or unenforceable, the rights and obligations of the parties shall be construed and enforced with that provision limited so as to make it enforceable to the greatest extent allowed by law or, if it is totally unenforceable, as if this note did not contain that particular provision.

9. GOVERNING LAW. This note has been delivered in, and shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky.

10. ATTORNEYS FEES; COSTS OF COLLECTIONS. If there is any default under this note, and this note is placed in the hands of an attorney who is not a salaried employee of the Lender for collection, or is collected through any court, including any bankruptcy court, the Maker promises to pay to the holder hereof such court costs and reasonable attorney's fees as are incurred by the holder.

11. MISCELLANEOUS. The Borrower agrees that payments received on this note by check, draft or other non-cash item shall not be deemed to be made until the
Lender has received final payment of the check, draft or non-cash item from the financial institution that it is drawn upon.

     All parties to this instrument, whether makers, sureties, guarantors, endorsers, accommodation parties or otherwise, shall be jointly and severally bound, and jointly and severally waive presentment, demand, notice of dishonor, protest, notice of protest, notice of nonpayment or nonacceptance and any other notice and all due diligence or promptness that may otherwise be required by law.
The holder of this instrument may, from time to time and in one or more instances, with or without notice to any party, and without affecting the obligations of any maker, surety, guarantor, endorser, accommodation party or any other party to this note (1) renew this note or extend the time for payment of principal or interest from time to time, (2) release or discharge any one or more parties liable on this note, (3) suspend the right to enforce this note with respect to any persons, (4) change, exchange, or release any property in which the Lender has any interest securing this note, (5) justifiably or otherwise, impair any collateral securing this note or suspend or release the right to enforce against any such collateral, and (6) at any time it deems it necessary or proper, call for and accept, as additional security, the signature or signatures of additional parties, or a security interest in property of any kind, or both.

     If checked here [ ], this note is a renewal of that certain promissory note
dated                        in the principal amount of $
    .

     If checked here [ X ], this note is issued pursuant to the terms of a certain letter or loan agreement dated as of October 29, 1996 to which both the
Maker and the Lender (with the possible addition of other parties) are parties
(the "Agreement"), and this note is subject to the terms and conditions of said
Agreement.

     This note was executed as of and is effective as of the date set forth above, but was actually executed on the date(s) set forth below.

     IF MORE THAN ONE PERSON SHALL SIGN THIS NOTE, THE OBLIGATION OF ALL
SUCH PERSONS SHALL BE JOINT AND SEVERAL AND ANY REFERENCE IN THIS NOTE TO THE "MAKER" SHALL REFER TO EACH ONE SEPARATELY AS WELL AS TO ALL.

IN-HOUSE REHAB, INC.

by:  /s/ Robert J. Babine
      Robert J. Babine,
      Treasurer and Chief Financial Officer

Date:          10-29-96

Reviewed:
          (officer initials)